                                                       Registration No. 333-____

================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               _______________


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                               ______________


                      APERTUS TECHNOLOGIES INCORPORATED
           (Exact name of registrant as specified in its charter)

            Minnesota                            41-1349953
    (State or other jurisdiction             (I.R.S. Employer
 of incorporation or organization)          Identification No.)

      7275 Flying Cloud Drive
      Eden Prairie, Minnesota                       55344
(Address of Principal Executive Offices)         (Zip Code)



                THE CARLETON CORPORATION 1994 STOCK OPTION PLAN
                           (Full title of the plans)


                                Robert D. Gordon
                       Apertus Technologies Incorporated
                            7275 Flying Cloud Drive
                         Eden Prairie, Minnesota  55334
                    (Name and address of agent for service)


                                 (612) 828-0300
         (Telephone number, including area code, of agent for service)

                               _______________


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                       Proposed maximum    Proposed maximum    Amount of
Title of securities to be         Amount to be       offering price per   aggregate offering  registration
      registered                    registered            share(1)             price(1)           fee
-----------------------------------------------------------------------------------------------------------------

Common Stock, $.05 par value         503,655                $0.24            $120,877           $36.63
=================================================================================================================


(1) Calculated pursuant to Rule 457(h)(1) based on the weighted average stock exercise price of $0.24.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents, which have been filed by Apertus Technologies Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 30, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997; and

          (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed July 28, 1983, the description of the Company's common stock purchase rights contained in the Company's Registration Statement on Form 8-A dated October 2, 1986 (SEC File No. 0-12378), as amended by Amendment No. 1 on Form 8-A/A filed on September 5, 1996, and any amendment or report filed for the purpose of updating such descriptions filed subsequent to the date of this Prospectus.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

               Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          Section 302A.521 of the Minnesota Business Corporation Act ("MBCA") provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
(5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

          The Company's Restated Articles of Incorporation, as amended, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 80A.23 of the Minnesota Statutes (relating to illegal sales of securities); (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when the restated Articles became effective. The Restated Articles also provide that if the MBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the MBCA, as so amended.

          Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 302A.521 as now enacted or hereafter amended are contained in the Company's Restated Bylaws.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

               No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.
         --------

          4.1 Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K Current Report filed September 5, 1996 (SEC file number 0-12378))

          4.2 Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Company's Form 8-K Current Report filed September 5, 1996 (SEC file number 0-12378))

          4.3 Amended and Restated Rights Agreement between the Company and Norwest Bank Minnesota, National Association, amended and restated as of September 4, 1996, including the amended and restated Form of Right Certificate attached as Exhibit A thereto (incorporated by reference to Exhibit 4 to the Company's Form 8-K Current Report filed September 5, 1996 (SEC file number 0-12378))

          5.1  Opinion and Consent of Dorsey & Whitney LLP

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)

          24.1 Powers of Attorney

Item 9.  Undertakings.
         ------------

          A.  Post-Effective Amendments.
              -------------------------

               The undersigned issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  Subsequent Documents Incorporated by Reference.
        ----------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Claims for Indemnification.
        --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 31, 1997.

Date:  October 31, 1997             APERTUS TECHNOLOGIES INCORPORATED


                                    By:   /s/  Robert D. Gordon
                                        --------------------------------------
                                         Robert D. Gordon
                                         Chairman of the Board, Chief Executive
                                         Officer and President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on October 31, 1997.

                    SIGNATURE                         TITLE
                    ---------                         -----


    /s/ Robert D. Gordon                   Chairman of the Board, Chief
    --------------------------------        Executive Officer, President and
    Robert D. Gordon                        Director (principal executive
                                            officer)


    /s/ Steven L. Thimjon                  Chief Financial Officer
    ---------------------------------       (principal financial and
    Steven L. Thimjon                       accounting officer)


    NICHOLAS J. COVATTA, JR.*              Director

    ROBERT W. FISCHER*                     Director

    GEORGE E. HUBMAN*                      Director

    ARCH J. MCGILL*                        Director

    CLARENCE W. SPANGLE*                   Director


*By /s/ Robert D. Gordon
    --------------------------------
    Robert D. Gordon
    Attorney-in-fact**

________
** Executed on behalf of the indicated persons by Robert D. Gordon pursuant to the Power of Attorney included as Exhibit 24.1 to this registration statement.

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                   Exhibit                           Page
---------  ------------------------------------  -------------------------
5.1        Opinion of Dorsey & Whitney LLP        Electronically Filed

23.1       Consent of Ernst & Young LLP           Electronically Filed

23.2       Consent of Dorsey & Whitney LLP
           (included in Exhibit 5.1 above)

24.1       Powers of Attorney                     Electronically Filed